UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019

STANDARD DIVERSIFIED INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Mineola Boulevard Mineola, NY	11501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 248-1100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On December 10, 2018, Standard Diversified Inc. (the “Registrant”) filed a Current Report on Form 8-K in which it disclosed that it had entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) to acquire from the stockholders of The Tri-State Consumer, Inc., a New York corporation (“Tri-State”), all of the outstanding capital stock of Tri-State.

The Stock Purchase Agreement provided the Registrant with 75 days after the execution thereof (the “Diligence Period”) to conduct due diligence on Tri-State.  As of February 22, 2018, the parties to the Stock Purchase Agreement entered into Amendment No. 1 thereto, pursuant to which the termination of the Diligence Period was extended until 5:00 pm eastern time on March 8, 2019.  Prior to the end of the Diligence Period, the Registrant is entitled to terminate the Stock Purchase Agreement in its sole discretion.

On March 8, 2019, the Registrant exercised its right to terminate the Stock Purchase Agreement by delivering notice thereof to the stockholders of Tri-State in accordance with the provisions of the Stock Purchase Agreement.  The Stock Purchase Agreement has thus been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: March 8, 2019	By:	/s/ Ian Estus
Name: Ian Estus
Title: President and Chief Executive Officer